                                                                    EXHIBIT 10.4

                                 BIRDS EYE FOODS

                                  NON-QUALIFIED
                                   401(k) PLAN

                            EFFECTIVE JANUARY 1, 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I......................................................................1

ARTICLE II.....................................................................4
   2.01    Intent..............................................................4
   2.02    Purpose.............................................................4
   2.03    Plan History........................................................4

ARTICLE III....................................................................6
   3.01    Eligibility.........................................................6
   3.02    Entry Date..........................................................6
   3.03    Elective Deferrals..................................................6
   3.04    Further Rules Regarding Elective Deferrals..........................7

ARTICLE IV.....................................................................8
   4.01    Employer Contributions..............................................8
   4.02    Matching Contributions..............................................8
   4.03    Voluntary Contributions by Employees................................8
   4.04    Excellence in Performance ("EIP") Award Deferrals...................8

ARTICLE V......................................................................9
   5.01    Individual Accounts.................................................9
   5.02    Allocation of Contributions.........................................9
   5.03    Allocation of Income and Expenses...................................9
   5.04    Effect of Allocation................................................9
   5.05    Valuation of Assets.................................................9

ARTICLE VI....................................................................10
   6.01    Earnings on Accounts...............................................10
   6.02    Notice to Participants.............................................10
   6.03    Determinations Conclusive..........................................10

ARTICLE VII...................................................................11
   7.01    Vesting............................................................11

ARTICLE VIII..................................................................12
   8.01    Form of Benefit....................................................12
   8.02    Time Payments Commence.............................................12
   8.03    Hardship Distribution During Employment............................13
   8.04    Regulatory Challenges..............................................13

ARTICLE IX....................................................................14
   9.01    Death Benefit......................................................14

   9.02    Designation of Beneficiary.........................................14

ARTICLE X.....................................................................15
   10.01   Permanent Disability...............................................15
   10.02   Definition of Disability...........................................15

ARTICLE XI....................................................................16
   11.01   Right to Terminate Plan............................................16
   11.02   Distribution Upon Termination or Discontinuance of
              Contributions...................................................16

ARTICLE XII...................................................................17
   12.01   Appointment of Committee...........................................17
   12.02   Powers of Committee................................................17
   12.03   Investment Manager.................................................17
   12.04   Consultants........................................................18
   12.05   Records............................................................18
   12.06   Action.............................................................18

ARTICLE XIII..................................................................19
   13.01   Amendment..........................................................19

ARTICLE XIV...................................................................20
   14.01   Claims Procedure...................................................20

ARTICLE XV....................................................................21
   15.01   Consolidation or Merger............................................21
   15.02   Termination in Event of Merger, etc................................21
   15.03   Limitations on Consolidation, Merger of Plan or Transfer of
              Plan Assets.....................................................21
   15.04   Loans to Participants..............................................21
   15.05   Trustee as Agent...................................................21
   15.06   Performance of Acts................................................21
   15.07   Gender and Number..................................................21
   15.08   Binding Effect.....................................................22
   15.09   Governing Law......................................................22
   15.10   Invalidity of Part of Plan.........................................22
   15.11   Headings...........................................................22
   15.12   Communication to Employees.........................................22
   15.13   Employment Rights..................................................22
   15.14   Service of Process.................................................22
   15.15   Spendthrift Provision..............................................22
   15.16   Unfunded, Unsecured Obligation.....................................22
   15.17   Not an Employment Contract.........................................23
   15.18   Impact on Other Plans..............................................23

                                    ARTICLE I
                                   DEFINITIONS

1.01 The name of the Plan shall be known and designated as the BIRDS EYE FOODS NON-QUALIFIED 401(k) PLAN, which shall hereinafter be referred to as the "Plan". The Plan was originally known as the CURTICE BURNS FOODS NON-QUALIFIED PROFIT SHARING PLAN, and was subsequently known as the CURTICE BURNS FOODS NON-QUALIFIED RETIREMENT SAVINGS AND INCENTIVE PLAN, the AGRILINK FOODS NON-QUALIFIED RETIREMENT SAVINGS AND INCENTIVE PLAN, and the AGRILINK FOODS NON-QUALIFIED 401(k) PLAN.

1.02 The effective date of this amendment and restatement of the Plan shall be January 1, 2004. The effective date of the Plan was September 15, 1989. The Plan was previously restated on October 1, 1995.

1.03 "Account" shall mean the aggregate of the various bookkeeping accounts maintained on behalf of each Participant to record or accept contributions allocated or made on behalf of such Participant.

1.04 "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code as applied to such items and in such manner as the Secretary shall provide.

1.05 "Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business whether or not incorporated which is under common control (as defined in Section 414(c) of the Code) with the Employer; any organization whether or not incorporated which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to the regulations under Section 414(o) of the Code.

1.06 "Board" shall mean the Board of Directors of the Employer.

1.07 "Code" shall mean the Internal Revenue Code of 1986 and amendments thereto.

1.08 "Committee" shall mean the Advisory Committee appointed and acting in accordance with the terms of Article XII hereof.

1.09 "Compensation" shall, for purposes of this Plan, mean in the case of a salaried and/or commission Employee the basic earnings of such Employee including commissions and bonuses, but exclusive of bonus awards under the Excellence in Performance ("EIP") program, and the payments hereunder.

1.10 "Employee" shall mean any person employed by the Employer in a supervisory, executive, or professional classification exempt from the overtime provisions of the Fair Labor Standards Act.

1.11 "Employer" shall mean BIRDS EYE FOODS, INC., any Affiliated Employer, and any other entity which may adopt this Plan, and any successor of the Employer.

1.12 "Entry Date" shall mean the first day of the pay period following the date on which an Employee who satisfies the eligibility requirements set forth in Section 3.01 executes a salary deferral agreement in accordance with
     Section 3.04.

1.13 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.14 "Family Member" shall mean an individual described in Section 414(q) of the Code.

1.15 "Highly Compensated Employee" shall mean a highly compensated employee as defined from time to time in the Birds Eye Foods 401(k) Plan.

1.16 "Investment Manager" means a person or organization who is appointed pursuant to Section 12.03 to direct the investment of all or part of the Trust Fund (if the assets of the Accounts are physically segregated to a Trust Fund), and who is duly qualified, appointed, and acting as an Investment Manager within the meaning of ERISA Section 3(38).

1.17 "Non-Highly Compensated Employee" shall mean an Employee who is neither a Highly Compensated Employee nor a Family Member.

1.18 "Participant" shall mean an Employee of the Employer who has met the eligibility requirements of Section 3.01 and who is actively participating in the Plan.

1.19 "Plan Administrator" shall be the Committee appointed in accordance with
     Article XII.

1.20 "Plan Year" shall mean successive twelve consecutive month period beginning on January 1.

1.21 "Trust" or "Trust Fund" shall mean the Trust Fund referred to in Article II which may be established in accordance with a trust agreement between the Employer and a Trustee, or any successor trust agreement, and shall consist of any and all payments made by the Employer to the Trust Fund together with the net income and gain produced by the investments of the Trust Fund, which shall be added to the principal of the Trust Fund by the Trustee. The fiscal year of the Trust shall coincide with the Plan Year and shall change, if necessary, so as to always conform to any changes in the Plan Year.

1.22 "Trustee" shall mean the trustee designated in any trust agreement governing the Trust which may be established by the Employer to be a part of this Plan, or any successor trustee, including successors by merger or consolidation.

                                   ARTICLE II
                             PURPOSE AND TRUST FUND

2.01 Intent. It is the intent of the Employer that this Plan shall constitute a "top hat plan" for a select group of management or highly compensated employees, as such term is used in ERISA.

2.02 Purpose.

          (a) This Plan, and any Trust of which it forms a part, is established for the purpose of enabling the Employees to defer compensation. Notwithstanding the foregoing, the assets allocated (whether by bookkeeping entry or by physical allocation) either to Accounts or to the Trust Fund shall remain the property of the Employer until actually distributed to Participants (or Beneficiaries) hereunder.

          (b) If a Trust is established as part of this Plan, assets of the Plan and contributions under this Plan may be paid to the Trustee and deposited in the Trust Fund. If the Trustee hereunder is a bank, the Trustee is specifically authorized to invest all or part of the assets of the Plan in certificates of deposit, savings accounts, or other interest-bearing savings instruments of the Trustee.

          (c) Any Trust established as part of this Plan shall conform to the language of Revenue Procedure 92-64, any successor pronouncement to such Revenue Procedure, or any other model provisions promulgated by the Internal Revenue Service.

2.03 Plan History.

          (a) (9/15/89) The Plan was originally known as the Curtice Burns Foods Non-Qualified Profit Sharing Plan. Prior deferred compensation plan balances were consolidated into the Plan.

          (b) (10/1/95) The Plan was restated to coincide with the introduction of matching contributions under the qualified 401(k) plan. The Plan name was changed to the Curtice Burns Foods Non-Qualified Retirement Savings and Incentive Plan. The Plan's purposes were (i) to accept matching contributions for the HCEs who participated in the qualified 401(k) plan;
     (ii) to accept the Incentive Contribution (i.e., annual profit sharing feature in the qualified 401(k) plan) for HCEs; (iii) to provide for deferrals of the annual Management Incentive Plan (i.e., bonus) award for HCEs; (iv) to permit deferrals exceeding the limitation applicable to the qualified 401(k) plan limit to the maximum percentage allowable for a qualified plan; (v) to allow the consolidation and transfer of prior deferred compensation plan balances into the Plan; and (vi) to allow a special one-time deferral opportunity for the period 10/1/95 through 12/31/95.

          (c) (9/22/97) The Plan name changed to the Agrilink Foods Non-Qualified Retirement Savings and Incentive Plan.

          (d) (9/24/98) Prior to the merger of Dean Foods Vegetable Company with the Employer, HCEs under the Dean Foods Company's qualified 401(k) plan had been able to defer directly into the Dean Foods Company qualified 401(k) plan to a maximum of 10% of eligible compensation with eligibility for the company match (50% of the first 6%). Such rights were carried over to the Agrilink qualified 401(k) plan, but former DFVC participants were not eligible for the Incentive Contribution feature of the Agrilink qualified 401(k) plan.

          (e) (1/1/99) Special rules were established for the participation of former DFVC HCEs in the Plan. Matching contributions for the former DFVC HCEs were contributed to the Plan. The former DFVC HCEs were not eligible to make elective deferrals, to receive an allocation of Incentive Contributions, or to defer any FY1999 Management Incentive Plan award. Distributions of the 1999 plan year Account defaulted to a lump sum at termination. The matching contributions were subject to a 5-year graduated vesting schedule: 40% at 2 years, 60% at 3 years, 80% at 4 years, and 100% at 5 years with 1000 hours per calendar year equal to one year of vesting service.

          (f) (5/1/99) The former DFVC HCEs were allowed to make elective deferrals. The sole distribution option for such Participants was a lump sum at termination of employment.

          (g) (1/1/00) All distinctions under the Plan based upon a Participant's employment with DFVC were eliminated.

          (h) (7/1/00) The Plan name changed to the Agrilink Foods Non-Qualified 401(k) Plan. The Incentive Contribution feature was removed from qualified 401(k) plan and therefore Incentive Contributions could no longer be deferred into the Plan. A matching contribution feature was added to the Plan providing a 50% match on the first 1% of deferrals into the Plan. A special salary deferral enrollment opportunity was provided.

          (i) (12/31/00) An Account consolidation opportunity was offered to HCEs for 2001 as a result of significant changes in the corporate structure subsequent to the merger of DFVC and the transition of HCEs from DFVC. Revised distribution election alternatives were provided.

          (j) (2/10/03) The Plan name changed to the Birds Eye Foods Non-Qualified 401(k) Plan.

                                   ARTICLE III
                          ELIGIBILITY FOR PARTICIPATION

3.01 Eligibility. Each Employee shall be eligible participate in the Plan who
     (a) is a Highly Compensated Employee, (b) is not entitled to compensation from the Employer or a subsidiary of the Employer for any period subsequent to March 31, 1975 pursuant to a collective bargaining agreement, and (c) is not a leased employee (within the meaning of Section 414(n)(2) of the Code).

3.02 Entry Date. An Employee who meets the eligibility requirements set forth in
     Section 3.01 on the effective date of the Plan shall be eligible to participate in the Plan as of the effective date and an Employee who thereafter meets the eligibility requirements set forth in Section 3.01 shall commence participation in the Plan on the Entry Date determined under
     Section 1.12; provided that the Employee is still employed by the Employer on such Entry Date.

3.03 Elective Deferrals.

          (a) The Committee shall periodically determine the maximum deferral percentage for a Highly Compensated Employee under the Birds Eye Foods 401(k) Plan, as amended, expressed as a percentage of the Participant's compensation, as defined under such plan. An eligible Employee who wishes to defer a percentage of Compensation greater than the maximum deferral percentage under such plan may elect to participate in this Plan by executing a written salary deferral agreement with the Employer which shall be applicable until amended as provided herein. The terms of any such salary deferral agreement shall provide that the Participant agrees to accept a deferral in compensation from the Employer expressed as a percentage of his Compensation. Such salary deferral agreement shall be made in whole percentages of Compensation. An Elective Deferral will apply to a bonus paid to the Employee; provided, however, that an elective deferral can apply to an award under the Excellence in Performance program ("EIP") only if separately elected by the Participant in accordance with subsection (b) and Section 4.04. Subject to the provisions of subsection
     (b) below, no such salary deferral agreement may provide for a deferral under the Plan in excess of twenty percent (20%) of the Participant's Compensation less the maximum deferral percentage for a Highly Compensated Employee under the Birds Eye Foods 401(k) Plan.

          (b) Notwithstanding the twenty percent (20%) limitation under subsection (a) of this Section 3.03, a Participant may elect, in accordance with Section 4.04, to defer all or a portion of the Participant's Excellence in Performance ("EIP") award for a fiscal year of the Employer and the amount of such deferral may exceed 20% of such EIP award and may cause the Participant's aggregate deferral to exceed 20% of the Participant's Compensation.

          (c) In consideration of a salary deferral agreement, the Employer will make a salary deferral contribution (the "Employer contribution"), whether by bookkeeping entry or actual contribution of assets, to the Participant's Employer Contribution Account for such Plan Year in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during the Plan Year pursuant to the salary deferral agreement.

3.04 Further Rules Regarding Elective Deferrals. Salary deferral agreements shall be governed by the following:

          (a) A salary deferral agreement shall be entered into for each calendar year before the beginning of the calendar year (except when an Employee first satisfies the Plan's eligibility requirements in which case it shall be entered into within thirty days after the Employee first satisfies such eligibility requirements) and shall apply to each payroll period during that calendar year. Once entered into, a salary deferral shall remain in place for that calendar year unless amended (including an amendment to terminate the election) in accordance with subsection (b) of this Section 3.04.

          (b) Any amendment to a salary deferral agreement to decrease the amount of such Elective Deferral shall be effective as of, but shall not apply to any payroll period preceding, the payroll period next following the date the amendment to the salary deferral agreement is executed by the Participant and the Employer, and delivered to the Employer.

          (c) Except as provided above, a salary deferral agreement applicable to any given Plan Year may not be amended by any Participant or the Employer.

          (d) A salary deferral agreement shall be suspended for a period of six months following a Participant's receipt of a hardship distribution from the Birds Eye Foods 401(k) Plan or any other Birds Eye Foods plan which constitutes or contains a qualified cash or deferred arrangement described in Section 401(k) of the Code.

          (e) Notwithstanding the references in this Plan to written salary deferral agreements, such agreements may be made via electronic communications in accordance with such procedures as the Committee shall establish.

                                   ARTICLE IV
                                  CONTRIBUTIONS

4.01 Employer Contributions. For each of its fiscal years, the Employer shall make a bookkeeping entry of the amount of an Employer contribution in an amount equal to the aggregate amount of Elective Deferrals elected by Participants for the Plan Year pursuant to salary deferral agreements applicable to this Plan. Such bookkeeping entry shall be made on or before the due date, including extensions, for the filing of the Employer's federal corporate income tax return for that fiscal year. Employer contributions based on Elective Deferrals shall be allocated among the Participants entitled thereto in accordance with the provisions of Article V.

4.02 Matching Contributions. For each of its fiscal years, the Employer may make a bookkeeping entry of the amount of an Employer contribution which shall be designated as a matching contribution. The amount of such matching contribution shall be determined by the Employer based upon the Elective Deferrals of Participants in this Plan made under this Plan, and the elective deferrals of Participants in this Plan made under the Birds Eye Foods 401(k) Plan. Such matching contributions shall be allocated in accordance with Article V hereof. Effective for fiscal years beginning in July 2000, the Employer has provided, on an annual basis, a match equal to fifty percent (50%) of the first one percent (1%) of elective deferrals under Section 3.03(a) of this Plan.

4.03 Voluntary Contributions by Employees. No voluntary after-tax Employee contributions are permitted under this Plan.

4.04 Excellence in Performance ("EIP") Award Deferrals. An eligible Employee who participates in the Employer's Excellence in Performance ("EIP") program may elect to defer all or a portion of the Employee's EIP award for a fiscal year of the Employer by executing a written EIP deferral agreement. The terms of any such agreement shall provide that the Employee agrees to accept a deferral in the receipt of the Employee's EIP award expressed as a percentage of the Employee's award, in even increments of ten percent (10%). Such agreement shall be entered into at such time before the year in which the EIP award is to be paid as the Committee shall determine, shall apply only to the EIP award to which it refers, and shall not be subject to amendment to increase or decrease the amount deferred.

                                    ARTICLE V
                            ACCOUNTS AND ALLOCATIONS

5.01 Individual Accounts. If no Trust is established as part of this Plan, the Committee shall maintain a bookkeeping record of an Account for each Participant and former Participant having an amount to his credit under this Plan. If a Trust is established as part of this Plan, the Trustee shall maintain an Account to which the Participant's share of the portion of the Employer's contribution shall be credited.

5.02 Allocation of Contributions.

          (a) Each Participant who has entered into a salary deferral agreement pursuant to Section 3.03 shall receive an allocation to the Participant's Account of the Employer contribution representing the Participant's Elective Deferrals under this Plan.

          (b) Each Participant who either has entered into a salary deferral agreement pursuant to Section 3.03, or has made elective deferrals under the Birds Eye Foods 401(k) Plan, shall receive an allocation to the Participant's Account under this Plan of the Employer contribution designated as a matching contribution under Section 4.02 in accordance with such factor or formula determined by the Employer pursuant to Section 4.02.

          (c) Each Participant who has entered into an EIP deferral agreement pursuant to Section 4.04 shall receive an allocation to the Participant's Account of the Employer contribution under Section 4.04 representing the Participant's EIP award deferral.

5.03 Allocation of Income and Expenses. As of the last business day of each calendar month, income for such month shall be credited to, and all losses and expenses for such month shall be charged to, the various Accounts maintained for the Participants and/or their beneficiaries, as the case may be. Such credits and charges shall be made in proportion to the value of the respective Accounts as of the preceding Valuation Date after recording all credits and charges required to be made as of such Valuation Date.

5.04 Effect of Allocation. No allocation or credit to any Participant's Account shall operate to vest in such Participant any right, title or interest to or in the Account or any Trust Fund hereunder except at the time or times and upon the terms and conditions set forth in this Plan.

5.05 Valuation of Assets. If a Trust is in existence hereunder, then on the last business day of each calendar month, and more frequently if necessary for the orderly administration of the Plan, the Trustee shall revalue the various Accounts maintained for the Participants (and beneficiaries) such that the Participant (and beneficiary) Accounts will reflect any increase or decrease in fair market value of the assets of the Trust as of such date. Any such increase or decrease in market value shall be apportioned in the same manner that income, expenses, and losses are to be apportioned. The date as of which any such valuation is made is sometimes herein referred to as the "Valuation Date".

                                   ARTICLE VI
                             INVESTMENT OF ACCOUNTS

6.01 Earnings on Accounts.

          (a) For Plan Years in which no Trust is in existence hereunder, the Accounts hereunder shall be credited with an interest adjustment. Such interest adjustment shall be determined and allocated as of the last business day of each calendar month. For purposes of this Plan, the interest adjustment shall be applied to the average daily balances of Participants' Accounts reflected in the Employer's records during such calendar month. The "interest adjustment" shall be the average interest rate paid for borrowed funds by the Employer during the applicable period. The "applicable period" for each month in any calendar quarter shall mean the three (3) month period beginning with the month four (4) months before the calendar quarter and ending with the month one (1) month before the calendar quarter. For example, for the calendar quarter beginning in January, 2004, the applicable period is the months of September, October, and November, 2003.

          (b) For Plan Years in which a Trust is in existence as part of this Plan, any actual earnings or loss of the Trust Fund shall be allocated to the Accounts of Participants (or Beneficiaries) in proportion to the ratio of the value of each individual Account to the value of all individual Accounts immediately before such allocation. Such allocation shall occur quarterly.

          (c) Notwithstanding the foregoing, any interest credited, or earnings or loss allocated, shall remain the property of the Employer (or the Trust if earned on Plan assets held in a Trust forming part of this Plan) until distributed to Participants (or Beneficiaries) in accordance with the terms of this Plan.

6.02 Notice to Participants. On a quarterly basis, and on such interim dates as selected by the Committee, the Committee or the Trustee shall prepare, mail or deliver to each Participant a report which shall reflect and identify the adjustments in his Account resulting from the operations of the Plan during such calendar quarter, or interim period, and show the total net credit to his Account as of the last day of such calendar quarter or interim period after such adjustment.

6.03 Determinations Conclusive. All determinations of the Committee or Trustee with respect to allocations, credits and valuations shall be binding and conclusive for all purposes.

                                   ARTICLE VII
                                     VESTING

7.01 Vesting. A Participant's Account under this Plan shall be fully vested at all times.

                                  ARTICLE VIII
                               PAYMENT OF BENEFITS

8.01 Form of Benefit. The provisions of this Article VIII shall apply to amounts deferred, contributed, or allocated to Accounts hereunder, plus interest, earnings, or losses allocated to such Accounts. The form of benefit payment for any Account under this Plan shall be as follows:

          (a) Prior to the Employee participating in the Plan for any Plan Year, or prior to entering the Plan for a newly eligible Employee, the Participant shall elect a Payment Commencement Date and a Payment Type in accordance with subsections (b) and (c) respectively, and such elections shall govern contributions to such Participant's Accounts for the Plan Year governed by such election. Such an election shall apply to contributions for Plan Years subsequent to the Plan Year of the election until such time as a further election is put in place.

          (b) The Payment Commencement Date shall be the first day of any month coincident with or next following the Participant's termination of employment with the Employer, or, if so elected by the Participant, the first day of the month coincident with or next following the date the Participant attains an elected age expressed in years and months; provided, however, that in no event will the Payment Commencement Date precede the first day of the month coincident with or next following the date of the Participant's termination of employment with the Employer.

          (c) The Payment Type shall be either a single, lump sum payment or an elected number of installment payments, to be made monthly, between and including twelve (12) installment payments and one-hundred twenty (120) installment payments. Such installment payments shall be in roughly equal amounts and shall be adjusted periodically to take into account allocations of income and expenses under Article V hereof, and allocations of earnings under Article VI hereof.

          (d) Notwithstanding the foregoing provisions, in the event a Participant has in place elections concerning the payment of benefits under the Plan, which were effective prior to the effective date of this restatement of the Plan, then the portion or portions of such Participant's Account governed by such elections as of the effective date of this restatement shall remain subject to such elections.

8.02 Time Payments Commence. The Participant's Payment Type, as determined under subsection (c) of Section 8.01, shall be paid on the Participant's Payment Commencement Date, as determined under subsection (b) of Section 8.01. If the Participant has elected installment payments under subsection (c) of
     Section 8.01, such payments shall be made on the first day of each month until such time as the Participant's Account balance is exhausted whereupon benefit payments under this Plan shall terminate. Notwithstanding the foregoing, in the event the Participant's Account has a value of $5,000 or less at the time payments are to commence, the Committee may, in its discretion, elect to pay out the entire balance of such Participant's Account in a single payment.

8.03 Hardship Distribution During Employment. Subject to such uniform rules and regulations as may from time to time be adopted by the Committee, the Committee may (in its sole discretion) distribute (or direct the Trustee to distribute) all or a portion of the amount in the Account of a Participant either prior to or following the time designated in Section 8.02 above in the event of severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant (as defined in Section 152(a) of the Code), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The Committee's rules and regulations governing such distributions shall be in conformity with Treasury Regulation Section 1.457-2(h)(4) and (5).

8.04 Regulatory Challenges. If the Internal Revenue Service or any other taxing authority shall at any time interpret the Plan, any Trust which is a part of the Plan, or any salary deferral agreement entered into between the Employer and a Participant in the Plan, to be ineffective in deferring the Participant's or designated beneficiary's income until the time of actual payment in cash and that interpretation becomes final or unappealable, the Employer shall immediately pay over the taxable amount in question to the Participant or designated beneficiary. In addition, if the United States Department of Labor or any similar regulatory authority shall at any time determine that the Participant is not part of the Employer's select group of management or highly compensated employees described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or that the entire Plan does not fall within those Sections, and that determination becomes final and binding, or any such agency issues regulations which legal counsel to the Employer reasonably believes are of similar effect, the Employer shall immediately pay over the entire amount deferred under this Plan, plus interest or earnings thereon computed in accordance with Section 6.01, to the Participant or designated beneficiary. In the event of any payment pursuant to this Section, the Employer shall also indemnify and hold the Participant or designated beneficiary harmless against any interest and/or penalties which are imposed on the Participant or designated beneficiary due to the ineffectiveness of deferral and against any taxes imposed on the interest and/or penalties indemnified, as well as against any taxes pyramided thereon.

                                   ARTICLE IX
                      DISTRIBUTION ON DEATH OF PARTICIPANT

9.01 Death Benefit. If a Participant's death occurs at any time prior to his termination of employment (or prior to the payment of all benefits owed to a Participant), a death benefit shall be paid to the Participant's designated beneficiary ("Beneficiary") hereunder for each Plan Year thereafter in the amount of the lesser of (i) $100,000 or (ii) the entire value (determined as of the first day of each Plan Year) of the balance in the Participant's Account. If a Beneficiary shall die before receiving all payments due such Beneficiary hereunder, the balance of such payments shall be made to the Beneficiary's estate in a single lump sum payment.

9.02 Designation of Beneficiary.

          (a) A Participant may designate a Beneficiary to receive death benefits payable under Section 9.01 on forms provided by the Committee for that purpose, and such a designation may be changed at any time. The Beneficiary may be a natural person, trust or estate. Any such designation of Beneficiary shall be made in accordance with the requirements of this Plan, and shall be binding and conclusive on all persons claiming an interest in or to any benefit otherwise payable under Section 9.01.

          (b) If a Participant fails to designate a Beneficiary during the Participant's lifetime, or if no designated Beneficiary survives the Participant, death benefits shall be paid to the Participant's surviving spouse, or, if the Participant has no surviving spouse, to the Participant's legal representative. If no legal representative is appointed within sixty (60) days after the Participant's death and if the death benefit otherwise payable hereunder does not exceed One Thousand Dollars ($1,000.00), the Committee may direct the Trustee to pay the Participant's death benefit to such person or persons related to the Participant either by blood or marriage as the Committee may designate in its discretion. The Committee shall decide what Beneficiaries, if any, shall have been validly designated, and its decision shall be binding and conclusive on all persons.

                                    ARTICLE X
                           DISABILITY OF PARTICIPANTS

10.01 Permanent Disability. If a Participant becomes permanently and totally disabled while employed by the Employer, the entire value of the balance in his Account hereunder shall be paid to him in accordance with the provisions of Article VIII.

10.02 Definition of Disability. For purposes of this Plan, a Participant will be deemed to be permanently and totally disabled if a physician selected by or acceptable to the Committee certifies in writing that such Participant is unable to perform the duties of his present occupation by reason of any injury or sickness which can be expected to result in death or be of long, continued and indefinite duration.

                                   ARTICLE XI
                          TERMINATION OF PLAN AND TRUST

11.01 Right to Terminate Plan. This Plan, and any Trust which may be a part of the Plan, are purely voluntary on the part of the Employer, and it may, by action of its Board, terminate the Plan at any time. The Employer may also discontinue contributions under the Plan at any time. The Plan may also be terminated, either voluntarily or involuntarily, without formal action by the Board or notice to the Trustee, and in that event, the Participants' benefits shall be held and distributed in accordance with the provisions of Section 11.02 hereof.

11.02 Distribution Upon Termination or Discontinuance of Contributions. Upon termination or partial termination of the Plan, or at such time as the Participants (and Beneficiaries) are not entitled to further payments hereunder, or at such time as the Internal Revenue Service determines any of the salary deferral elections, the Plan, or any Trust which is a part of the Plan to be ineffective to defer the taxation of the Accounts until the Participants' (or Beneficiaries') actual receipt of distributions hereunder, the Committee may distribute to the Participants their respective interests in their Accounts or may direct the Trustee of any Trust which may then form a part of this Plan to distribute to the Participants their respective interests in their Accounts. In such case, the Committee shall determine the method of distribution of the Participant's Account in accordance with the provisions of Article VIII hereof. The Employer may elect to continue any such Trust indefinitely for the purpose of distributing benefits to the Participants and their Beneficiaries, in accordance with the provisions of this Plan, generally upon retirement, permanent disability, death, or termination of employment. The election to continue any such Trust shall be made in writing to the Trustee.

                                   ARTICLE XII
                               ADVISORY COMMITTEE

12.01 Appointment of Committee. The Employer shall appoint an Advisory Committee of one or more persons to be known as the "Committee". The Committee shall control and manage the operation and administration of the Plan and shall be appointed and serve at the pleasure of the Board. Any member may resign by delivering his written resignation to the Board and to the Committee. Vacancies arising by virtue of resignation, death, removal or otherwise shall be filled by the Board. The Secretary or any other officer of the Employer shall give the Trustee, if any, a certified copy of each Board resolution appointing or removing a member of the Committee. Until it receives written notice that a person is no longer a member of the Committee, the Trustee shall be fully protected in assuming that the person is still a member of the Committee. When the Secretary or other corporate officer delivers to the Trustee a certified copy of a resolution of the Board appointing a member of the Committee, he shall also deliver a specimen signature of that member. If at any time, no members are currently serving as the Committee, or if no Committee is appointed, the Board shall be deemed to be the Committee.

12.02 Powers of Committee. The Committee shall administer the Plan in accordance with its terms, and shall have all powers necessary to carry out its provisions, including the power to determine all questions arising in connection with the administration, management, interpretation and application of the Plan. The Committee shall also have the power to allocate fiduciary responsibilities for the operation and management of the Plan (other than those of the Trustee, if any, with respect to control of the assets of the Plan) including the power to allocate fiduciary responsibilities (other than Trustee responsibilities) among named fiduciaries, and to designate persons other than named fiduciaries to carry out fiduciary responsibilities (other than Trustee responsibilities) under the Plan. Any such delegation shall be in writing and may be made to the officers and employees of the Employer, or to any other individual, all of whom shall serve at the pleasure of the Committee and, if a full-time employee of the Employer, without compensation. Any person who accepts such delegation may resign by delivering a written resignation to the Committee.

12.03 Investment Manager. The Committee may retain an Investment Manager to advise and direct the Committee in carrying out its responsibilities and functions. The Committee may delegate to the Investment Manager the sole responsibility for the management of the assets of the Plan, including the power to direct the acquisition and disposition of any assets of the Plan, or any specified portion thereof; and the Investment Manager shall be authorized to hire and consult with accountants, actuaries, and other professional help in the discharge of his duties. The Investment Manager shall serve at the pleasure of the Committee and may resign by written resignation submitted to the Committee.

12.04 Consultants. The Committee may retain and appoint legal counsel, specialists, accountants, actuaries, and other persons it deems necessary and desirable in connection with the administration of this Plan.

12.05 Records. The Committee and those to whom it has delegated fiduciary duties shall keep a record of all of their proceedings and actions, and shall maintain all books or accounts, records, and other data as shall be necessary for the proper administration of the Plan and to meet the applicable reporting and disclosure requirements of ERISA, if any.

12.06 Action. The Committee shall act by a majority of its members, either by vote at a meeting or in writing without a meeting. The Committee may authorize any one or more of its members to execute any document on behalf of the Committee, in which event the Committee shall notify the members so designated, and the Trustee of the members who are so authorized to act on behalf of the Committee. Any Trustee serving any Trust which is part of the Plan may rely and will be fully protected in relying on any written communications signed by a majority of the members of the Committee as being authorized by and reflecting the action of the Committee. If the Trustee is advised in writing by a majority of the members of the Committee that future communications may be signed by a lesser number of members of the Committee and giving the number and names of members of the Committee who may sign future communications, the Trustee may rely on communications signed by the lesser number of members as being authorized by, and reflecting the actions of, the Committee.

                                  ARTICLE XIII
                                    AMENDMENT

13.01 Amendment. The Employer, upon authorization by its Board, shall have the right at any time, and from time to time, to amend, retroactively if necessary, any or all of the provisions of this Plan or any Trust which is a part of this Plan. Any amendment shall be effective as of the effective date stated in the amendment. Notwithstanding the foregoing, no such amendment shall serve to reduce the amount held in any Participant's (or Beneficiary's) Account as of the date such amendment is adopted.

                                   ARTICLE XIV
                                CLAIMS PROCEDURE

14.01 Claims Procedure.

          (a) A written request for a Plan benefit made by an employee is a Claim; the person making such claim is a Claimant.

          (b) Each Claim shall be filed with the Committee which shall, within 30 days from its receipt, either accept it or deny it (wholly or partially), and within that time notify the Claimant of acceptance or of denial. The 30 days may be extended for another 90 day period if it is found that special circumstances require an extension of time for processing. In this case, the Claimant will be informed in writing of the reasons for such extension, and the date on which a final decision is expected, prior to the expiration of the initial 30 day period.

               If a Claim is wholly or partially denied, a Claimant shall be furnished with a written notice setting forth in a manner calculated to be understood by the Claimant: (i) the specific reason(s) for denial;
      (ii) specific reference(s) to pertinent Plan provisions on which any denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the Claim, if any, and an explanation of why such material or information is necessary; and
      (iv) an explanation of the Plan's review procedures.

          (c) If a Claimant does not receive notification of acceptance, denial or extension within 30 days from submission of his Claim, he may request review as if his Claim had been entirely denied.

          (d) Upon a denial, the Claimant is entitled, either in person or by his duly authorized representative, to: (i) request a review of the Claim by the Committee for this purpose upon written application for review made to the Committee; (ii) review pertinent documents relating to the denial; and (iii) submit issues and comments in writing. In the case of a denial as to which written notice of denial has been given to the Claimant, any request for review of the Claim pursuant to subsection (d)(i) must be made within 60 days after receipt by the Claimant of such notice.

          (e) The Committee shall make its decision with respect to a Claim review promptly, but not later than 60 days after receipt of the request. Such 60-day period may be extended for another period of 60 days if the Committee reviewing the Claim finds that special circumstances require an extension of time for processing. In this case the Claimant will be informed in writing of the reasons for such extension prior to the expiration of the initial 60 day period. The final decision of the Committee shall be in writing, give specific reasons for the decision and make specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE XV
                                  MISCELLANEOUS

15.01 Consolidation or Merger. No provision of this Plan shall prevent the consolidation or merger of the Employer with or into any corporation, or prevent the sale or transfer by the Employer of its property or any part thereof. The successor corporation resulting from any consolidation, merger, or transfer shall succeed the Employer and become a party hereto. The Employer agrees to notify the Participants (and Beneficiaries) in writing of the terms of any such merger, consolidation, or transfer prior to its consummation and upon the consummation of such merger, consolidation, or transfer shall require its successor to expressly acknowledge and assume, in writing, the Employer's obligations under this Plan.

15.02 Termination in Event of Merger, etc. If the Employer merges or consolidates with another corporation, or sells or transfers all or substantially all of its assets, and if the successor corporation refuses to succeed the Employer and become a party to this Agreement, the Participants (and Beneficiaries) of the Plan shall be entitled to all legal and equitable remedies, including injunctive relief and other equitable relief to prevent the transfer of all or substantially all of the Employer's assets.

15.03 Limitations on Consolidation, Merger of Plan or Transfer of Plan Assets. In the event of this Plan's merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in the Plan (if the Plan then terminates) shall be entitled to receive a benefit immediately after such merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

15.04 Loans to Participants. No loans from the Plan to any Participant shall be permitted.

15.05 Trustee as Agent. The Employer or anyone acting on its behalf may at any time employ any Trustee hereunder in its corporate (and not its fiduciary) capacity as agent to perform any act or to keep any records in connection with the Employer's administration of the Plan. Any such agency relationship shall be established by a separate written agreement between the Employer and the Trustee and the existence of such arrangement shall not affect its responsibilities or liabilities as Trustee under this Agreement.

15.06 Performance of Acts. All parties affected by this Plan, or claiming any interest hereunder, agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.

15.07 Gender and Number. Wherever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they could so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

15.08 Binding Effect. This Plan shall extend to, and be binding upon the heirs, executors, administrators, successors and assigns of any party affected thereby, the Participants and their beneficiaries. This Plan may be executed in any number of counterparts, each of which shall be deemed an original hereof.

15.09 Governing Law. This Plan has been executed in the State of New York and all questions pertaining to its validity, construction and administration shall be determined in accordance with the laws of New York or, if applicable, the provisions of ERISA.

15.10 Invalidity of Part of Plan. In case any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if the illegal and invalid provisions had never been inserted herein.

15.11 Headings. The headings in this Plan have been inserted for convenience of reference only and are to be ignored in construction of the provisions thereof.

15.12 Communication to Employees. Notice of the existence and provisions of the Plan, together with any amendments hereto shall be communicated by the Employer to all of its affected Employees.

15.13 Employment Rights. It is understood that the establishment of this Plan and any Trust which is a part of this Plan gives no rights whatever to a Participant to be retained in the employment or service of the Employer, and all Participants shall remain subject to discharge to the same extent as if this instrument had never been executed. Nothing contained herein shall be construed as a contract of employment.

15.14 Service of Process. In any action involving the Plan, the Committee shall be the agent for service of process upon the Plan.

15.15 Spendthrift Provision. The interest of a Participant in any Trust Fund which is part of the Plan shall not be subject in any manner to assignment, transfer, anticipation, sale, pledge, or encumbrance or otherwise alienable, either by voluntary or involuntary act of such Participant or by operation of law, nor subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process. No right to payment under Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of any Participant, any designated Beneficiary, or any other person other than the Employer.

15.16 Unfunded, Unsecured Obligation. The Employer's obligation to Participants represents nothing more than its unfunded, unsecured promise to make the payments described in this Plan. Nothing contained in this Plan shall create or be construed to create a trust of any kind or a fiduciary relationship between the Employer or the Committee and any Participant, any designated Beneficiary or the Committee and any Participant, any designated Beneficiary or any other person. Title to and beneficial ownership of any funds or other assets which the Employer may in its discretion choose to identify, earmark or set aside to pay its obligations pursuant to this Plan shall at all times remain exclusively in the Employer and shall for all purposes continue to be a part of its general funds. Neither any Participant, any designated Beneficiary nor any other person shall have any property interest whatsoever in any specific assets of the Employer or in any investments which the Employer may make to assist it in meeting its obligations under this Plan. To the extent that any person acquires a right to receive payments from the Employer pursuant to this Plan, such right shall be no greater than that of any unsecured general creditor of the Employer.

15.17 Not an Employment Contract. Nothing contained in this Plan shall be construed to confer upon any Employee any right to continue to be employed by the Employer in any capacity, and the Employer retains the right to discharge Employees at will, unless a particular Employee is subject to a separate employment contract that provides otherwise.

15.18 Impact on Other Plans.

      Nothing contained in this Plan shall be deemed to preclude any Employee from participating in any other compensation, bonus, severance, pension, insurance, or other employee benefit plan offered by the Employer. However, deferred compensation payable under this Plan shall not be counted as compensation to the Employee for the purpose of computing contributions or benefits under the Birds Eye Foods 401(k) Plan or under any other plan or arrangement if the qualified status of that plan or arrangement under the Code would be jeopardized by counting such deferred compensation.

     IN WITNESS WHEREOF, the undersigned has restated this Plan effective for all purposes as of January 1, 2004.

                                         BIRDS EYE FOODS, INC.


                                         By: /s/ Lois Warlick-Jarvie
                                             -----------------------------------